news release

Encana Closes on Sale of Arkoma Basin Natural Gas Assets

CALGARY, Aug. 27, 2019 — Encana Corporation’s (NYSE, TSX: ECA) wholly owned subsidiary, Newfield Exploration Mid-Continent Inc., today closed on its previously announced sale of its natural gas assets in Oklahoma’s Arkoma Basin. Proceeds from the sale will be used to reduce the Company’s debt.

Encana’s Arkoma assets included approximately 140,000 net acres of leasehold and production of approximately 77 million cubic feet equivalent per day (98% natural gas). The Company’s full-year proforma production guidance range of 560 – 600 thousand barrels of oil equivalent per day remains unchanged.

CIBC Griffis & Small provided advisory services to Encana for the transaction. Davis, Graham & Stubbs LLP served as Encana’s external legal counsel.

Further information on Encana Corporation is available on the Company’s website, www.encana.com, or by contacting:

Investor contacts: (281) 210-5110 (403) 645-3550	Media contact: (281) 210-5253

SOURCE: Encana Corporation